EXHIBIT 99.1

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                           (WEST PALM BEACH DIVISION)

In re                                 )   CHAPTER 11
                                      )   Case Nos. 00-35179
EMPIRE OF CAROLINA, INC. and          )          and 00-35180-BKC-PGH
EMPIRE INDUSTRIES, INC.,              )   (Jointly Administered)
                                      )
         Debtors.                     )
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     NOTICE OF SALE OF STOCK OF NON-DEBTOR SUBSIDIARIES DORSON SPORTS, INC.,
                APPLE GOLF SHOES, INC. AND APPLE SPORTS, INC. AND
                OTHER RELATED ASSETS PURSUANT TO 11 U.S.C. SS.363
                -------------------------------------------------

TO ALL CREDITORS, SECURITY HOLDERS, PARTIES IN INTEREST AND INTERESTED
PURCHASERS:

         NOTICE IS HEREBY GIVEN that Debtors and Debtors-in-Possession Empire of Carolina, Inc. and Empire Industries, Inc. (the "Debtors") have entered into an agreement for the Debtors to: (i) sell all of the outstanding stock (the "Stock") of the Debtors' non-debtor subsidiaries, Dorson Sports, Inc., Apple Golf Shoes, Inc. and Apple Sports, Inc. (collectively, the "Apple Subsidiaries") to Dorson Sports Acquisition, Inc., Apple Shoes Acquisition, Inc. and Apple Sports Acquisition, Inc. (collectively, the "Purchaser") for a purchase price (the "Purchase Price") totaling approximately $8 million in cash; (ii) assume and assign to Purchaser all rights under an executory license agreement between the Debtors and Brunswick Bicycles for use of the Mongoose(R)trademark (the "Mongoose License"); and (iii) assume and assign to Purchaser any rights the Debtors may have under the Trademark License Agreements between Wilson Sporting Goods Co. ("Wilson") and Apple Golf Shoes and Apple Sports, as amended (the "Wilson License," together with the Stock and the Mongoose License, the "Assets").

         PLEASE TAKE FURTHER NOTICE that (i) the Assets shall be sold free and clear of any claims, liens, encumbrances on or interests in the Assets pursuant to Section 363(f) of the Bankruptcy Code; (ii) the Court has approved a $150,000 "break up" fee in the event Purchaser is not the highest bidder for the Assets and has paid the Down Payment as set forth in Purchaser's Offer Letter; and
(iii) the Court has set the final sale hearing (the "Final Sale Hearing") to be held on January 17, 2001 at 9:30 a.m. at Paul G. Rogers Federal Building, Courtroom #6, Room 312, 701 Clematis Street, West Palm Beach, Florida 33401.

         PLEASE TAKE FURTHER NOTICE that at the Final Sale Hearing, the Debtors will either seek to approve the proposed sale of the Assets to Purchaser pursuant to a proposed Stock Purchase Agreement to be finalized and filed in advance of the Final Sale Hearing, or will entertain any qualified competing bids for the sale of the Assets ("Competing Bids"). Any Competing Bid must be submitted in writing to Debtors' counsel, with a fax copy to the attorneys for the Lenders and the Committee (at the fax numbers provided below), no later than two days before the Final Sale Hearing, and must satisfy all conditions set forth in the Bidding Procedures Order. Any person desiring to submit a Competing Bid may conduct a due diligence subject to the conditions contained in the Bidding Procedures Order.

         Copies of the Bidding Procedures Order, the Purchaser's Offer Letter, and other related items may be obtained from (i) Counsel for the Debtors: Brian
K. Gart, Esq., Greenberg Traurig, P.A., 515 E. Las Olas Blvd., Suite 1500, Ft. Lauderdale, FL 33301; Phone: (954) 768-8212; Fax: (954) 765-1477; or (ii)
Judicial Research & Retrieval Services, 328 Banyan Blvd., West Palm Beach, FL 33401; Phone: (561) 659-7677.

         Counsel for Lenders: Paul S. Singerman, Esq., Berger Davis & Singerman, 200 S. Biscayne Blvd., Suite 2950, Miami, FL 33131; Fax: 305-714-4340.

         Counsel for Committee: Scott L. Baena, Esq. and Mindy A. Mora, Esq., Bilzin Sumberg, et al., 2500 First Union Financial Center, 200 S. Biscayne Blvd., Miami FL 33131; Fax: 305-374-7593

DATED:   January 3, 2001